Exhibit 99.1

W6316 Design Drive, Greenville, WI 54942

P.O. Box 1579, Appleton, WI 54912-1579

FOR IMMEDIATE RELEASE

David Vander Ploeg, School Specialty’s Chief Financial Officer,

to Retire at the End of the Year

Vander Ploeg to remain Chief Financial Officer until planned retirement or until replacement is hired

GREENVILLE, Wis., August 19, 2013 – School Specialty, Inc. (“SSI”) today announced the planned retirement of David Vander Ploeg, the Company’s Chief Financial Officer (“CFO”), effective as of December 31, 2013.  Mr. Vander Ploeg, after more than five years with the organization, will be retiring in order to spend more time with his family and pursue his personal interests.  He was a critical member of the team that successfully led School Specialty through its restructuring and now that the company has emerged in a stronger financial position, Mr. Vander Ploeg has decided to retire.  He has committed to stay at the company in his current role as CFO through year-end and support leadership and the Board in locating and transitioning to a successor as needed.

“I’d like to thank Dave for his many contributions as CFO and wish him nothing but the best in his future endeavors.  Since I joined the Board, I have been highly impressed with his leadership, knowledge of our business and the respect he has garnered throughout our company.  The fact that he is staying with us through year-end and supporting us through this important time in our corporate evolution is testament to his character and dedication to our organization.  While he will be missed, I have every bit of confidence in the SSI team to execute, grow and enhance stakeholder value over the coming years,” stated James R. Henderson, School Specialty’s Chairman of the Board, President and Interim Chief Executive Officer.

“With our balance sheet stronger and the economic climate showing signs of improvement, I felt now was the right time to step away,” said Vander Ploeg. “ I look forward to spending more time with my family and having the flexibility to pursue some of my other interests, in addition to my Board and volunteer commitments.  School Specialty is in good hands and I believe new leadership will benefit from fresh perspectives.  I will do all that I can to support the Board and management in this transition and building upon the friendships that I’ve established over the years as I move on to the next chapter of my life.”

School Specialty’ CFO David Vander Ploeg to Retire…

About School Specialty, Inc.

School Specialty is a leading distributor of innovative and proprietary products, programs and services to the education marketplace. The company designs, develops, and provides educators with the latest and very best school supplies, furniture and both curriculum and supplemental learning resources. Working in collaboration with educators, School Specialty reaches beyond the scope of textbooks to help teachers, guidance counselors and school administrators ensure that every student reaches his or her full potential. For more information about School Specialty, visit www.schoolspecialty.com.

Statement Concerning Forward-Looking Information

Any statements made in this press release about future financial condition, results of operations, expectations, plans, or prospects, constitute forward-looking statements.  Forward-looking statements also include those preceded or followed by the words "anticipates," "believes," "could," "estimates," "expects," "intends," "may," "should," "plans," "targets" and/or similar expressions.  These forward-looking statements are based on School Specialty's current estimates and assumptions and, as such, involve uncertainty and risk.  Forward-looking statements are not guarantees of future performance, and actual results may differ materially from those contemplated by the forward-looking statements because of a number of factors, including the factors described in Item 1A of School Specialty's Annual Report on Form 10-K for the fiscal year ended April 27, 2013, which factors are incorporated herein by reference. Except to the extent required under the federal securities laws, School Specialty does not intend to update or revise the forward-looking statements.

Company Contact / Media Contact:	Investor Relations Contact:
GW Communications	School Specialty, Inc.
Glenn Wiener	Elizabeth Higashi, CFA
(212) 786-6011	(920) 243-5392
gwiener@GWCco.com	IR@schoolspecialty.com

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